Oppenheimer
Small Cap Value Fund

Prospectus dated February 28, 2002

                                                              Oppenheimer Small Cap Value Fund is a mutual fund that
                                                              seeks capital appreciation as its goal. It emphasizes
                                                              investments in common stocks and other equity
                                                              securities of "small-cap" companies.
                                                                       This Prospectus contains important
                                                              information about the Fund's objective, and its
                                                              investment policies, strategies and risks. It also
                                                              contains important information about how to buy and
                                                              sell shares of the Fund and other account features.
                                                              Please read this Prospectus carefully before you
                                                              invest and keep it for future reference about your
                                                              account.
As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus is
accurate or complete. It is a criminal offense to
represent otherwise.

                                                                                                                 67890

CONTENTS

                  ABOUT THE FUND
----------------------------------------------------------------------------------------------------------------------

                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Past Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  ABOUT YOUR ACCOUNT

                  How to Buy Shares
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class N Shares

                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site
                  Retirement Plans

                  How to Sell Shares
                  By Mail
                  By Telephone

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends, Capital Gains and Taxes

                  Financial Highlights

ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund's objective is to seek capital appreciation.

WHAT DOES THE FUND  MAINLY  INVEST IN? The Fund  invests  mainly in common  stocks of U.S.  issuers  that have  market capitalizations under $2.5 billion.  These are described as "small-cap"  companies.  Under normal market conditions it will invest at least 80% of its net assets  (plus the amount of any  borrowings  for  investment  purposes)  in equity securities of "small-cap"  domestic and foreign issuers.  The Fund emphasizes  equity securities of companies that the portfolio  managers believe are undervalued in the marketplace.  These  investments are more fully explained in "About the Fund's Investments" below.

HOW DO THE PORTFOLIO  MANAGERS DECIDE WHAT SECURITIES TO BUY OR SELL? In selecting  securities for purchase or sale by the Fund, the portfolio  managers use a "value"  approach to investing.  The portfolio  managers search for securities of companies  believed to be  undervalued in the  marketplace,  in relation to factors such as a company's book value, sales,  earnings,  growth  potential and cash flows. The portfolio  managers select  securities one at a time. This is called a "bottom up" approach,  and the portfolio  managers use  fundamental  company  analysis to focus on particular companies before  considering  industry trends.  The portfolio  managers consider the following factors in assessing a company's prospects:
    o    Favorable supply/demand conditions for key products
o        Development of new products or businesses
o        Quality of management
o        Competitive position in the marketplace
o        Allocation of capital

WHO IS THE FUND DESIGNED FOR? The Fund is designed for investors  seeking  capital  appreciation  in their  investment over the long  term.  Those  investors  should be  willing  to assume  the  greater  risk of  short-term  share  price fluctuations  that are  typical  for  funds  emphasizing  small-cap  stock  investments.  Since the Fund does not seek current  income and its income from  investments  will  likely be small,  it is not  designed  for  investors  needing investment income or preservation of capital.  Because of its focus on long-term  growth,  the Fund may be appropriate for a portion of a retirement plan investment. The Fund is not a complete investment program.

Main Risks of Investing in the Fund

         All investments have risks to some degree.  The Fund's  investments in stocks are subject to changes in their value from a number of factors  described  below.  There is also the risk that poor  security  selection by the Fund's investment  Manager,  OppenheimerFunds,  Inc.,  will  cause  the Fund to  underperform  other  funds  having a similar objective.  As an  example,  the  portfolio  managers'  "value"  approach  to  investing  could  result in fewer  Fund investments  in stocks that become  highly  valued by the  marketplace  during  times of rapid market  advances.  This could  cause  the Fund to  underperform  other  funds  that  seek  capital  appreciation  but that  employ a growth or non-value approach to investing.

RISKS OF INVESTING  IN STOCKS.  Stocks  fluctuate in price,  and their  short-term  volatility  at times may be great.
Because the Fund invests  primarily in equity  securities of small-cap  companies,  the value of the Fund's  portfolio will be affected by changes in the stock  markets and the special  economic  and other  factors  that might  primarily affect the prices of  small-cap  stocks in the  markets in which it  invests.  Market  risk will affect the Fund's net asset values per share,  which will fluctuate as the values of the Fund's  portfolio  securities  change. A variety of factors can affect the price of a  particular  stock and the prices of  individual  stocks do not all move in the same direction uniformly or at the same time.  Different stock markets may behave differently from each other.  Because the
Fund can buy both foreign  stocks and stocks of U.S.  issuers,  it will be affected by changes in domestic and foreign stock markets.

         Other factors can affect a particular  stock's price,  such as poor earnings  reports by the issuer,  loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer.

Special Risks of Small-Cap  Stocks.  The Fund  emphasizes its  investments in securities of companies  having a market capitalization  under $2.5 billion.  While these  companies might be established  businesses,  generally they tend to be newer  companies.  Small-cap  companies  may have  limited  product  lines or  markets  for  their products,  limited  access to  financial  resources  and less depth in  management  skill than  larger,  more established  companies.  Additionally,  smaller  capitalization  companies may be more reliant on the efforts of particular  members of their  management  team, and  management  changes may pose a risk to the success of the business.

         Small-cap  stocks may be less liquid  than those of larger  issuers.  That means the Fund could have  greater difficulty  selling a security of a small-cap issuer at an acceptable price,  especially in periods of market volatility.  That factor  increases  the  potential  for losses to the Fund.  Also, it may take a substantial period of time before the Fund realizes a gain on an investment  in a small-cap  company,  if it realizes any gain at all.

Industry Focus.  At times,  the Fund may increase the relative  emphasis of its investments in a particular  industry.
         Stocks of issuers in a  particular  industry  may be affected by changes in economic  conditions,  government regulations,  availability  of basic  resources or supplies,  or other events that affect that  industry more than others.  To the extent that the Fund is  emphasizing  investments  in a particular  industry,  its share values may fluctuate in response to events affecting that industry.

HOW RISKY IS THE FUND OVERALL?  The risks described above  collectively form the overall risk profile of the Fund, and can  affect  the value of the Fund's  investments,  its  investment  performance  and its price per share.  Particular investment and  investment  strategies  also have risks.  These risks mean that you can lose money by investing in the
Fund. When you redeem your shares,  they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its  investment  objective.  The Fund's  investments  in small-cap  stocks can be volatile, especially  in the short  term.  The price of the Fund's  shares  can go up and down  substantially,  particularly  in emerging  markets.  The Fund  generally  does not use  income-oriented  investments  to help  cushion the Fund's total return from changes in stock prices,  except for defensive or liquidity purposes.  In the  OppenheimerFunds  spectrum, the Fund is  likely  to  experience  greater  price  fluctuations  than  funds  that  emphasize  large-cap  stocks  or investment-grade  bonds.  It is  designed  for  investors  willing to assume  greater  risks in the hope of  achieving long-term capital appreciation.
----------------------------------------------------------------------------------------------------------------------
An  investment  in the Fund is not a deposit  of any bank and is not  insured or  guaranteed  by the  Federal  Deposit
Insurance Corporation or any other government agency.
----------------------------------------------------------------------------------------------------------------------

The Fund's Past Performance

         The bar chart and table below show one measure of the risks of investing in the Fund,  by showing  changes in the Fund's  performance  (for its Class A shares),  both  before and after  taxes,  from year to year for the past ten calendar  years and by showing  how the  average  annual  total  returns of the  Fund's  shares  compare to those of a broad-based  market index. The after-tax returns shown for Class A shares are calculated using the historical  highest individual  federal  marginal  income tax rates in effect during the periods  shown,  and do not reflect the impact of state or local  taxes.  The  after-tax  returns  are shown for Class A shares only and the  after-tax  returns for the other classes of shares will vary.  The after-tax  returns are  calculated  based on certain  assumptions  mandated by regulation  and your  actual  after-tax  returns  may differ  from  those  shown,  depending  on your  individual  tax situation.  The  after-tax  returns set forth below are not relevant to investors  who hold their Fund shares  through tax-deferred  arrangements  such as 401(k) plans or IRAs or to institutional  investors not subject to tax. The Fund's past  investment  performance,  before and after taxes,  is not necessarily an indication of how the Fund will perform in the future.

                                Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for data in bar chart showing annual total returns]

Sales charges and taxes are not included in the  calculations  of return in this bar chart,  and if those charges were included, the returns would be less than those shown.
During the period  shown in the bar chart,  the highest  return  (not  annualized)  for a calendar  quarter was 17.22%
(2Q'99) and the lowest return for a calendar quarter was -17.88% (3 Q'98).

  --------------------------------------- --------------------------------------------------------------------------

                                                 1 Year                 5 Years                   10 Years
  Average  Annual Total  Returns for the   (or life of class,    (or life of class, if      (or life of class, if
  periods Ended December 31, 2001               if less)                 less)                      less)

  --------------------------------------- ----------------------------------------------- --------------------------
  --------------------------------------- --------------------- ----------------------------------------------------

  Class A Shares (inception 1/3/89)
  Return Before Taxes                            5.75%                   6.30%                     10.01%

  --------------------------------------- --------------------- ------------------------- --------------------------

Return   After   Taxes   on
Distributions                                                5.68%             5.19%            8.15%
Return  After  Taxes on  Distributions  and
Sale of Fund Shares                                          3.57%             4.68%            7.50%

------------------------------------------------------- ----------------- ---------------- -----------------
  --------------------------------------- --------------------- ------------------------- --------------------------

  Russell   2000  Index1   (reflects  no         2.49%                   7.52%                     11.51%
  deductions   for  fees,   expenses  or
  taxes)

  --------------------------------------- --------------------------------------------------------------------------
  --------------------------------------- --------------------------------------------------------------------------

  Class B Shares (inception 9/1/93)              6.53%                   6.69%                      8.45%

  --------------------------------------- --------------------------------------------------------------------------
  --------------------------------------- --------------------------------------------------------------------------

  Class C Shares (inception 9/1/93)              10.55%                  7.01%                      8.28%

  --------------------------------------- --------------------------------------------------------------------------
------------------------------------------------------- ----------------- ---------------- -----------------

Class N Shares (inception 3/1/01)                            10.01%2            N/A              N/A

------------------------------------------------------- ----------------- ---------------- -----------------

1.       From 12/31/91
2.       Total returns for Class N shares are cumulative and are not annualized.
The Fund's  average  annual total  returns  include the  applicable  sales  charge:  for Class A, the current  maximum initial sales charge of 5.75%;  for Class B, the  contingent  deferred  sales charges of 5% (1-year) and 2% (5-years);
and for Class C and Class N, the 1%  contingent  deferred  sales  charge for the 1-year  period for Class C shares and life-of-class  period for Class N shares.  Because Class B shares convert to Class A shares 72 months after  purchase,
Class B "life of class"  performance does not include  contingent  deferred sales charges and uses Class A performance for the period after  conversion.  The Fund's returns  measure the  performance  of a hypothetical  account and assume that all dividends and capital gains  distributions  have been reinvested in additional shares. The performance of the
Fund's  Class A shares is compared to the Russell  2000 Index,  an  unmanaged  index of equity  securities.  The index performance  includes  the  reinvestment  of income,  but does not  reflect  taxes or  transaction  costs.  The Fund's investments vary from securities in the index.

Fees and Expenses of the Fund

         The Fund pays a variety of expenses  directly for management of its assets,  administration,  distribution of its shares and other  services.  Those  expenses are  subtracted  from the Fund's  assets to calculate  the Fund's net asset value per share.  All  shareholders  therefore pay those expenses  indirectly.  Shareholders  pay other expenses directly,  such as sales  charges and account  transaction  charges.  The  following  tables are  provided to help you understand  the fees and expenses you may pay if you buy and hold shares of the Fund.  The numbers  below are based on the Fund's expenses during its fiscal year ended October 31, 2001.

Shareholder Fees (charges paid directly from your investment):

------------------------------------ ---------------------- -------------------- ---------------------- ------------------
                                        Class A Shares        Class B Shares        Class C Shares       Class N Shares
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
Maximum Sales Charge (Load) on
purchases                                    5.75%                 None                  None                 None
(as % of offering price)
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
------------------------------------ ---------------------- -------------------- ---------------------- ------------------
Maximum Deferred Sales Charge
(Load) (as % of the lower of the
original offering price or                   None1                  5%2                   1%3                  1%4
redemption proceeds)
------------------------------------ ---------------------- -------------------- ---------------------- ------------------

1.       A contingent  deferred  sales charge may apply to  redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.

2.       Applies to redemptions in first year after purchase.  The contingent  deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.

4.       Applies to shares redeemed within 18 months of retirement plan's first purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

-------------------------------- ----------------- --------------- --------------- ---------------
                                  Class A Shares   Class B Shares  Class C Shares  Class N Shares
-------------------------------- ----------------- --------------- --------------- ---------------
------------------------------- -------------------------------------------------- ---------------

Management Fees                      0.85%            0.85%            0.85%           0.85%

------------------------------- -------------------------------------------------- ---------------
------------------------------- -------------------------------------------------- ---------------

Distribution   and/or  Service
(12b-1) Fees                         0.41%            1.00%            1.00%           0.50%

------------------------------- -------------------------------------------------- ---------------
------------------------------- -------------------------------------------------- ---------------

Other Expenses                       0.45%            0.45%            0.45%           0.51%

------------------------------- -------------------------------------------------- ---------------
------------------------------- -------------------------------------------------- ---------------

Total     Annual     Operating       1.71%            2.30%            2.30%           1.86%
Expenses

------------------------------- -------------------------------------------------- ---------------

Effective  March 1, 2002, the  management  fee rate has been reduced as described  below in "How the Fund is Managed -
The Manager - Advisory  Fees." Prior to such change,  Management  Fees were 1.00% of average annual net asset for each class.  Accordingly,  the Management  Fees and Total Annual  Operating  Expenses set forth above have been restated to reflect the reduced  fees.  Effective  January 1, 2002 the  asset-based  sales charge rate for Class A shares has been voluntarily  reduced to 0.10% (as to Class A shares  purchased on and after  September  1, 1993)  resulting in a 12b-1 fee of 0.35%,  but  remains  at 0.15% (as to Class A shares  purchased  prior to  September  1,  1993) in each case on average  annual  net  assets  representing  Class A shares of the Fund.  The rates  formerly  in effect (as to Class A shares  purchased on or after  September  1, 1993) as of January 1, 2000 and 2001 were 0.20% and 0.15%,  respectively.
The Board can set the rate up to 0.25% of average  annual net  assets  under the  Distribution  and  Service  Plan for
Class A shares.  Expenses may vary in future years. "Other expenses" include transfer agent fees,  custodial expenses, and accounting and legal expenses the Fund pays.

EXAMPLES.  These  examples  are  intended  to help you  compare  the cost of  investing  in the Fund  with the cost of investing in other mutual  funds.  The  examples  assume that you invest  $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first  example  assumes  that you  redeem  all of your  shares at the end of those  periods.  The  second example  assumes that you keep your shares.  Both examples also assume that your  investment has a 5% return each year and that the class's  operating  expenses remain the same.  Your actual costs may be higher or lower because  expenses will vary over time. Based on these assumptions your expenses would be as follows:

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are redeemed:              1 Year                3 Years              5 Years            10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                       $739                  $1,083               $1,450             $2,478

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                       $733                  $1,018               $1,430             $2,353

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class C Shares                       $333                  $718                 $1,230             $2,636

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                       $289                  $585                 $1,006             $2,180

------------------------------------ --------------------- -------------------- ------------------ -------------------

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are not redeemed:          1 Year                3 Years              5 Years            10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                       $739                  $1,083               $1,450             $2,478

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                       $233                  $718                 $1,230             $2,353

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class C Shares                       $233                  $718                 $1,230             $2,636

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                       $189                  $585                 $1,006             $2,180

------------------------------------ --------------------- -------------------- ------------------ -------------------

In the first example,  expenses  include the initial sales charge for Class A and the  applicable  Class B, Class C or
Class N contingent deferred sales charges.  In the second example,  the Class A expenses include the sales charge, but
Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.       Class B expenses  for years 7 through 10 are based on Class A expenses,  since  Class B shares  automatically convert to Class A 72 months after purchase.

About the Fund's Investments

THE FUND'S PRINCIPAL  INVESTMENT  POLICIES.  The allocation of the Fund's  portfolio among different  investments will vary over time based upon the  evaluation of economic and market  trends by the Manager.  The Fund's  portfolio  might not  always  include  all of the  different  types  of  investments  described  below.  The  Statement  of  Additional
Information contains more detailed information about the Fund's investment policies and risks.

         The Manager  tries to reduce risks by  carefully  researching  securities  before they are  purchased  and by reducing the Fund's  exposure to market risks by  diversifying  its  investments.  That means the Fund does not hold a substantial  percentage  of the stock of any one company and does not invest too great a  percentage  of its assets in any one issuer. Also, the Fund does not concentrate 25% or more of its investments in any one industry.

         However,  changes in the overall  market prices of securities  and the income they pay can occur at any time.
The share price of the Fund will change daily based on changes in market prices of securities  and market  conditions, and in response to other economic events.

SMALL-CAP STOCK  INVESTMENTS.  The Fund emphasizes  investments in equity  securities,  primarily  common stocks.  The portfolio  managers  look for stocks of small-cap  companies  that they believe have been  undervalued  by the market.
These  companies  may have a low ratio of their stock price to earnings,  for example.  The  portfolio  managers  also look at the  issuers'  cash  flows and  earnings,  to measure  potential  for  capital  growth.  After  looking at the individual  issuers in the  small-cap  universe  that meet these  criteria,  the  portfolio  managers may also look at broader industry and economic trends that could affect the growth potential of particular  small-cap  stocks.  Current examples of industries  offering value investing  opportunities  among small-cap  issuers  include  insurance,  health care, capital goods and business services. However, these opportunities and industries may change over time.

Cyclical  Opportunities.  The Fund may seek to take  advantage  of  changes  in the  business  cycle by  investing  in companies that are sensitive to those changes if the Manager  believes they are  undervalued  and have growth potential.  For example,  when the economy is expanding,  companies in the consumer  durables and  technology sectors may benefit and present long-term growth  opportunities.  Other cyclical industries include insurance and forest  products,  for example.  The Fund focuses on seeking  growth over the long term,  but may seek to
         take  tactical  advantage  of  short-term  market  movements  or  events  affecting   particular  issuers  or
         industries.

Industry Focus. At times, the Fund may increase the relative  emphasis of its investments in a particular  industry or group of  industries.  Stocks of issuers in a  particular  industry  may be  affected  by changes in economic
         conditions  that  affect  that  industry  more  than  others,  or  by  changes  in  government   regulations,
         availability  of basic  resources or  supplies,  or other  events.  To the extent that the Fund has a greater emphasis on  investments in a particular  industry or group of industries,  its share values may fluctuate in response to events affecting those  industries.  To some extent that risk may be limited by the Fund's policy of not concentrating its assets in investments in any one industry.

Other Equity  Securities.  While the Fund emphasizes  investments in common stocks,  it can also buy preferred  stocks and  securities  convertible  into common stock.  Although they are debt  securities,  the Manager  considers some convertible  securities to be "equity  equivalents"  because of the conversion feature, and their rating has  less  impact  on the  investment  decision  than in the  case of other  debt  securities.  Nevertheless, convertible  securities  are subject to both "credit risk" (the risk that the issuer will not pay interest or repay  principal in a timely  manner) and  "interest  rate risk" (the risk that the prices of the  securities will  fluctuate  inversely  to changes  in  prevailing  interest  rates).  To the  extent  that the Fund buys convertible  securities (or other debt  securities) it will focus primarily on  investment-grade  securities, which pose less credit risk than lower-grade debt securities.

CAN THE FUND'S  INVESTMENT  OBJECTIVE  AND POLICIES  CHANGE?  The Fund's Board of Trustees can change  non-fundamental investment  policies without  shareholder  approval,  although  significant changes will be described in amendments to this  Prospectus.  Fundamental  policies  are those that cannot be changed  without the  approval of a majority of the
Fund's  outstanding  voting  shares.  The Fund's  investment  objective  is a  fundamental  policy.  Other  investment restrictions  that are  fundamental  policies are listed in the  Statement of  Additional  Information.  An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT  STRATEGIES.  To seek its objective,  the Fund can also use the investment  techniques and strategies described below.  The Fund might not always use all of them.  These  techniques have certain risks,  although some are designed to help reduce investment or market risks.

Foreign  Investing.  The Fund can buy  foreign  securities  that are listed on a domestic or foreign  stock  exchange, traded in domestic or foreign  over-the-counter  markets, or represented by American Depository Receipts. The
         Fund can invest in  emerging  markets,  which  have  greater  risks  than  developed  markets,  making  these investments  more  volatile  than other  foreign  investments.  The Fund will hold foreign  currency  only in connection with buying and selling foreign securities.

         Risks of Foreign  Investing.  While the Fund has no limits on the  percentage  of its assets it can invest in foreign  securities,  normally  it does not  expect to invest  substantial  amounts  of its assets in foreign securities  and generally  limits  investments  in emerging  markets to not more than 5% of its total assets.
         While foreign securities offer special investment opportunities, there are also special risks.

         The  change  in value of a foreign  currency  against  the U.S.  dollar  will  result in a change in the U.S.
         dollar value of  securities  denominated  in that foreign  currency.  Foreign  issuers are not subject to the same  accounting  and  disclosure  requirements  that U.S.  companies  are  subject  to. The value of foreign investments  may  be  affected  by  exchange  control  regulations,  expropriation  or  nationalization  of a company's assets,  foreign taxes, delays in settlement of transactions,  changes in governmental  economic or monetary policy in the U.S. or abroad, or other political and economic factors.

Debt Securities.  The Fund can also invest in debt securities,  such as U.S. Government securities and corporate bonds and  debentures.  The Fund typically does not hold  significant  amounts of debt  securities to seek its goal of capital  appreciation.  The Fund might buy short-term debt securities for liquidity  purposes  pending the purchase of new  investments or to have cash to pay for  redemptions  of Fund shares.  The Fund can invest up to 5% of its total assets in "lower-grade"  debt securities.  These debt securities  (commonly known as "junk bonds")  are rated  below  investment  grade.  That  means  that they are rated  lower  than "Baa" by Moody's
         Investors  Service  or  "BBB" by  Standard  & Poor's  Rating  Service  or have  comparable  ratings  by other nationally-recognized  rating  organizations or are unrated  securities  assigned an equivalent rating by the
         Manager.

o        U.S. Government  Securities.  The Fund's investments in U.S. Government  securities can include U.S. Treasury securities  and  securities  issued or guaranteed by agencies or  instrumentalities  of the U.S.  Government.
         U.S.  Treasury  securities are backed by the full faith and credit of the U.S.  Government and are subject to little credit risk.  Securities of U.S. Government agencies and  instrumentalities  are not all backed by the full faith and credit of the U.S. Government but generally offer little credit risk.

Money Market  Instruments.  The Fund can also invest in "money  market  instruments."  These  include U.S.  Government securities and high-quality  corporate debt securities having a remaining  maturity of one year or less. They include  commercial paper,  other short-term  corporate debt obligations,  certificates of deposit,  bankers'
         acceptances  and  repurchase  agreements.  They would be used  primarily  for  liquidity  purposes and do not generate capital growth if held to maturity.

Risks in Using  Hedging  Instruments.  The Fund can use  certain  hedging  instruments  such as  options,  futures and forward contracts to try to hedge investment  risks. The Fund does not currently use hedging  extensively and is not required to do so to seek its goal.

         There are special risks in certain  hedging  strategies.  The underlying  security or investment on which the hedging  instrument  is based,  and the  hedging  instrument  itself,  may not  perform  the way the  Manager expected it to perform.  If that happens,  the Fund's share price could  decline.  The Fund has limits on the amount of particular types of hedging  instruments it can hold.  However,  hedging can cause the Fund to lose money on its investments and/or increase the volatility of its share prices.

Investing in Small,  Unseasoned  Companies.  The Fund can invest up to 5% of its total assets in  securities of small, unseasoned  companies.  These are companies that have been in continuous operation for less than three years, counting the operations of any predecessors.  These securities may have limited  liquidity,  so that the Fund could have difficulty  selling them at an acceptable  price when it wants to. The values of these  securities may be very volatile, especially in the short term.

Illiquid and Restricted  Securities.  Investments  may be illiquid  because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable  price. A restricted  security has a  contractual  restriction  on its resale or cannot be sold publicly  until it is  registered  under the
         Securities  Act of 1933.  The Fund cannot  invest  more than 15% of its net assets in illiquid or  restricted
         securities.   Certain  restricted  securities  that  are  eligible  for  resale  to  qualified  institutional purchasers  may not be subject to that limit.  The Manager  monitors  holdings of illiquid  securities  on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Portfolio  Turnover.  A change in the securities held by the Fund is known as "portfolio  turnover." The Fund does not expect to engage  frequently in short-term  trading to try to achieve its objective  although during its last fiscal year its portfolio  turnover rate exceeded 100%.  Portfolio  turnover affects brokerage costs the Fund pays. If the Fund  realizes  capital gains when it sells its  portfolio  investments,  it must  generally pay those gains out to  shareholders,  increasing  their taxable  distributions.  The Financial  Highlights table shows the Fund's portfolio turnover rates during prior fiscal years.

Temporary Defensive  Investments.  In times of unstable or adverse market or economic conditions,  the Fund can invest up to 100% of its  assets  in  temporary  defensive  investments.  Generally  they  would be U.S.  Government securities  and the types of money  market  instruments  described  above.  To the  extent  the Fund  invests defensively in these securities, it might not achieve its investment objective of capital appreciation.

How the Fund Is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day  business.  The Manager carries out its duties,  subject to the policies  established  by the Board of Trustees,  under an investment  advisory  agreement that  states  the  Manager's  responsibilities.  The  agreement  sets the fees  paid by the  Fund to the  Manager  and describes the expenses that the Fund pays to conduct its business.  The Manager became the Fund's  investment  adviser on November 22, 1995.
         The Manager has been an investment adviser since January 1960. The Manager (including  subsidiaries)  managed more than $120 billion of assets as of December 31, 2001,  including other  Oppenheimer funds with more than 5 million shareholder accounts. The Manager is located at 498 Seventh Avenue, New York, New York 10018.

Portfolio  Managers.  The Fund's  portfolio  managers  are  Christopher  Leavy and John  Damian.  They are the persons primarily  responsible for the day-to-day  management of the Fund's portfolio.  Mr. Leavy is a Vice President of the Manager and an officer and portfolio  manager of other  Oppenheimer  funds.  Mr. Damian is also a Vice
         President of the  Manager.  Mr. Leavy  became the Fund's  portfolio  manager on March 1, 2001 and Mr.  Damian became the Fund's portfolio manager on October 10, 2001.

         Prior to joining the Manager in  September  2000,  Mr. Leavy was a portfolio  manager of Morgan  Stanley Dean
         Witter  Investment (from 1997 to September 2000) and a portfolio  manager and equity analyst of Crestar Asset
         Management  (from 1995 to 1997).  Before  joining the Manager in  September  2001,  Mr.  Damian was an equity analyst  at  Citigroup  Asset  Management  (from  1999 to  September  2001) and an equity  ananlyst  at Pzena
         Investment Management (from 1997 to 1999).

Advisory  Fees.  Under the  investment  advisory  agreement,  effective  March 1, 2002,  the Fund pays the  Manager an advisory  fee at an annual rate that  declines  on  additional  assets as the Fund grows:  0.85% of the first
         $400  million of average  annual net assets of the Fund,  0.75% of the next $400 million and 0.60% of average annual  net assets in excess of $800  million.  Prior to March 1, 2002,  the  annual  advisory  fee rate was:
         1.00% of the first $400  million of average  annual net assets of the Fund,  0.90% of the next $400  million, and 0.85% of average  annual net assets in excess of $800  million.  The Fund's  management  fee for its last fiscal year ended October 31, 2001 was 1.00% of average annual net assets for each class of shares.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW  DO  YOU  BUY  SHARES?   You  can  buy  shares  several  ways,  as  described  below.   The  Fund's   Distributor,
OppenheimerFunds  Distributor,  Inc., may appoint certain servicing agents to accept purchase (and redemption) orders.
The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer,  broker or financial  institution that has a sales agreement with the Distributor. Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through the  Distributor.  Complete an  OppenheimerFunds  New Account  Application  and return it with a check payable to "OppenheimerFunds  Distributor,  Inc." Mail it to P.O. Box 5270, Denver,  Colorado 80217. If
         you don't list a dealer on the  application,  the  Distributor  will act as your agent in buying the  shares.
         However,  we recommend that you discuss your investment  with a financial  advisor before you make a purchase to be sure that the Fund is appropriate for you.

o        Paying by Federal  Funds Wire.  Shares  purchased  through the  Distributor  may be paid for by Federal Funds wire. The minimum  investment is $2,500.  Before sending a wire, call the Distributor's  Wire Department at 1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.

o        Buying Shares Through  OppenheimerFunds  AccountLink.  With  AccountLink,  shares are purchased by electronic fund  transfers  from your bank account  through the  Automated  Clearing  House (ACH)  system.  You can provide  those  instructions  automatically,  under  an  Asset  Builder  Plan,  described  below,  or by telephone  instructions  using  OppenheimerFunds  PhoneLink,  also  described  below.  Please  refer  to
              "AccountLink," below for more details.

o        Buying  Shares  Through  Asset  Builder  Plans.  You may  purchase  shares of the Fund (and up to four  other
              Oppenheimer funds)  automatically each month from your account at a bank or other financial  institution under an Asset  Builder Plan with  AccountLink.  Details are in the Asset  Builder  Application  and the
              Statement of Additional Information.

HOW MUCH  MUST YOU  INVEST?  You can buy Fund  shares  with a  minimum  initial  investment  of  $1,000.  You can make additional  investments  at any time with as little  as $25.  There are  reduced  minimum  investments  under  special investment plans.

o        With Asset Builder Plans,  403(b) plans,  Automatic Exchange Plans and military allotment plans, you can make initial and subsequent  investments for as little as $25. You can make additional  purchases of at least
              $25 by telephone through AccountLink.

o        Under retirement plans, such as IRAs, pension and  profit-sharing  plans and 401(k) plans, you can start your account with as little as $250.  If your IRA is started  under an Asset  Builder  Plan,  the $25 minimum applies. Additional purchases may be as little as $25.

o        The  minimum  investment  requirement  does  not  apply  to  reinvesting  dividends  from  the  Fund or other
              Oppenheimer  funds (a list of them appears in the  Statement of Additional  Information,  or you can ask
              your dealer or call the Transfer Agent), or reinvesting  distributions  from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering  price,  which is the net asset value per share plus any initial  sales  charge that  applies.  The offering  price that  applies to a purchase  order is based on the next calculation  of the net asset value per share that is made after the  Distributor  receives the purchase  order at its offices in Denver,  Colorado,  or after any agent appointed by the Distributor  receives the order and sends it to the
Distributor.

Net  Asset  Value The Fund  calculates  the net  asset  value of each  class of shares as of the close of the New York
         Stock  Exchange,  on each day the Exchange is open for trading  (referred to in this Prospectus as a "regular business  day").  The Exchange  normally  closes at 4:00P.M.,  New York time,  but may close  earlier on some days. All references to time in this Prospectus mean "New York time".

         The net asset value per share is  determined by dividing the value of the Fund's net assets  attributable  to a class by the  number of shares of that  class that are  outstanding.  To  determine  net asset  value,  the
         Fund's Board of Trustees has  established  procedures  to value the Fund's  securities,  in general  based on market value.  The Board has adopted special  procedures for valuing  illiquid and restricted  securities and obligations  for which market values cannot be readily  obtained.  Because some foreign  securities  trade in markets and exchanges  that operate on U.S.  holidays and weekends,  the values of some of the Fund's foreign investments may change significantly on days when investors cannot buy or redeem Fund shares.

If, after the close of the principal market on which a security held by the Fund is traded, and before the time the
Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.

The  Offering  Price.  To receive  the  offering  price for a  particular  day, in most cases the  Distributor  or its designated  agent must  receive  your order by the time of day The New York Stock  Exchange  closes  that day. If your order is  received  on a day when the  Exchange  is closed or after it has  closed,  the order will  receive  the next offering price that is determined after your order is received.

Buying Through a Dealer.  If you buy shares  through a dealer,  your dealer must receive the order by the close of The
New York Stock Exchange and transmit it to the  Distributor so that it is received before the  Distributor's  close of business on a regular  business day (normally 5:00 P.M.) to receive that day's offering  price.  Otherwise,  the order will receive the next offering price that is determined.

WHAT  CLASSES OF SHARES  DOES THE FUND  OFFER?  The Fund  offers  investors  four  different  classes  of shares.  The different  classes of shares  represent  investments in the same portfolio of securities,  but the classes are subject to different  expenses and will likely have different share prices.  When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Class A Shares.  If you buy Class A shares,  you pay an initial  sales  charge (on  investments  up to $1 million  for regular  accounts or $500,000 for certain  retirement  plans).  The amount of that initial  sales charge will vary  depending  on the  amount you  invest.  The sales  charge  rates are listed in "How Can You Buy Class A
         Shares?" below.  There is also an asset-based sales charge on Class A shares.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Class B Shares.  If you buy  Class B shares,  you pay no sales  charge  at the time of  purchase,  but you will pay an annual  asset-based  sales charge. If you sell your shares within six years of buying them, you will normally pay a contingent  deferred sales charge.  That contingent  deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Class C Shares.  If you buy  Class C shares,  you pay no sales  charge  at the time of  purchase,  but you will pay an annual  asset-based  sales charge. If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?" below.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Class N Shares. If you buy Class N shares (available only through certain  retirement  plans), you pay no sales charge at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell  your  shares within  eighteen  (18)  months of the  retirement  plan's  first  purchase  of Class N shares,  you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N Shares?" below.

----------------------------------------------------------------------------------------------------------------------

WHICH CLASS OF SHARES  SHOULD YOU CHOOSE?  Once you decide that the Fund is an  appropriate  investment  for you,  the decision  as to which  class of shares is best  suited to your needs  depends  on a number of factors  that you should discuss with your  financial  advisor.  Some factors to consider are how much you plan to invest and how long you plan to hold your investment.  If your goals and objectives  change over time and you plan to purchase  additional  shares, you should  re-evaluate  those factors to see if you should  consider  another class of shares.  The Fund's  operating costs that apply to a class of shares and the effect of the different  types of sales charges on your  investment will vary your investment results over time.

         The discussion  below is not intended to be investment  advice or a  recommendation,  because each investor's financial  considerations  are  different.  The  discussion  below  assumes that you will  purchase  only one class of shares,  and not a combination of shares of different classes.  Of course,  these examples are based on approximations of  the  effects  of  current  sales  charges  and  expenses  projected  over  time,  and  do  not  detail  all of the considerations  in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your  Investment?  While future  financial  needs cannot be predicted  with  certainty, knowing how long you expect to hold your  investment  will assist you in selecting the  appropriate  class of shares.  Because of the effect of class-based expenses,  your choice will also depend on how much you plan to invest.  For example,  the reduced sales charges  available for larger  purchases of Class A shares may, over time,  offset the effect of paying an initial  sales charge on your  investment,  compared to the effect over time of higher  class-based  expenses  on shares of Class B,  Class C or Class N. For  retirement  plans that qualify to purchase  Class N shares,  Class N shares will  generally  be more  advantageous  than Class B and
         Class C shares.

         Investing  for the  Shorter  Term.  While  the  Fund is  meant to be a  long-term  investment,  if you have a relatively  short-term  investment  horizon  (that  is,  you plan to hold your  shares  for not more than six years),  you should probably consider  purchasing Class A or Class C shares rather than Class B shares.  That is because of the effect of the Class B contingent  deferred sales charge if you redeem within six years,  as well as the effect of the Class B  asset-based  sales charge on the  investment  return for that class in the short  term.  Class C shares  might be the  appropriate  choice  (especially  for  investments  of less  than
         $100,000),  because there is no initial sales charge on Class C shares,  and the  contingent  deferred  sales charge does not apply to amounts you sell after holding them one year.

         However,  if you plan to invest more than  $100,000 for the shorter  term,  then as your  investment  horizon increases  toward six years,  Class C shares might not be as advantageous as Class A shares.  That is because the annual  asset-based  sales  charge on Class C shares will have a greater  impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for  non-retirement  plan  investors  who invest $1 million or more, in most cases Class A shares will be the most  advantageous  choice,  no matter  how long you intend to hold your  shares.  For that  reason,  the
         Distributor  normally will not accept  purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

         Investing  for the Longer Term.  If you are  investing  less than  $100,000 for the longer term,  for example for  retirement,  and do not expect to need access to your money for seven years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features That Matter to You?  Some account  features may not be available to Class
         B,  Class C or  Class N  shareholders.  Other  features  (such  as  Automatic  Withdrawal  Plans)  may not be advisable  (because of the effect of the  contingent  deferred  sales charge) for Class B, Class C or Class N shareholders.  Therefore,  you should  carefully  review how you plan to use your  investment  account before deciding which class of shares to buy.

         Additionally,  the  dividends  payable  to Class B, Class C and Class N  shareholders  will be reduced by the higher  expenses  borne by those  classes  that are not borne by Class A shares,  such as the higher Class B,
         Class  C and  Class  N  asset-based  sales  charge  described  below  and  in  the  Statement  of  Additional
         Information.  Share  certificates  are not available for Class B, Class C and Class N shares,  and if you are considering  using  your  shares  as  collateral  for a  loan,  that  may  be a  factor  to  consider.  Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes  Affect  Payments to Your Broker?  A financial  advisor may receive  different  compensation  for selling one class of shares than for selling  another class.  It is important to remember that Class B, Class
         C and Class N contingent  deferred sales charges and  asset-based  sales charges have the same purpose as the front-end  sales  charge on sales of Class A shares:  to  compensate  the  Distributor  for  commissions  and expenses  it pays to  dealers  and  financial  institutions  for  selling  shares.  The  Distributor  may pay additional  compensation from its own resources to securities  dealers or financial  institutions  based upon the value of shares of the Fund owned by the dealer or financial  institution  for its own account or for its customers.

SPECIAL SALES CHARGE  ARRANGEMENTS  AND WAIVERS.  Appendix B to the Statement of  Additional  Information  details the conditions  for the waiver of sales  charges  that apply in certain  cases,  and the special  sales  charge rates that apply to purchases of shares of the Fund by certain  groups,  or under specified  retirement  plan  arrangements or in other  special  types of  transactions.  To  receive a waiver or  special  sales  charge  rate,  you must  advise  the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their  offering  price,  which is normally net asset value plus an initial  sales  charge.  However,  in some cases,  described  below,  purchases  are not subject to an initial sales  charge,  and the offering  price will be the net asset  value.  In other cases,  reduced  sales  charges may be available,  as described below or in the Statement of Additional  Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales  charge  varies  depending  on the amount of your  purchase.  A portion of the sales  charge may be retained by the  Distributor  or  allocated  to your dealer as a  concession.  The  Distributor  reserves the right to reallow the entire  concession to dealers.  The current sales charge rates and concessions paid to dealers and brokers are as follows:

---------------------------------------------- ------------------------------------------------- ---------------------

                                               Front-End Sales        Front-End Sales Charge
                                               Charge As a            As a Percentage of Net     Concession As
                                               Percentage of          Amount Invested            Percentage of
Amount of Purchase                             Offering Price                                    Offering Price

---------------------------------------------- ------------------------------------------------- ---------------------
---------------------------------------------- ------------------------------------------------- ---------------------
Less than $25,000                                      5.75%                    6.10%                   4.75%
---------------------------------------------- ------------------------------------------------- ---------------------
---------------------------------------------- ------------------------------------------------- ---------------------
$25,000 or more but less than $50,000                  5.50%                    5.82%                   4.75%
---------------------------------------------- ------------------------------------------------- ---------------------
---------------------------------------------- ------------------------------------------------- ---------------------
$50,000 or more but less than $100,000                 4.75%                    4.99%                   4.00%
---------------------------------------------- ------------------------------------------------- ---------------------
---------------------------------------------- ------------------------------------------------- ---------------------
$100,000 or more but less than $250,000                3.75%                    3.90%                   3.00%
---------------------------------------------- ------------------------------------------------- ---------------------
---------------------------------------------- ------------------------------------------------- ---------------------
$250,000 or more but less than $500,000                2.50%                    2.56%                   2.00%
---------------------------------------------- ------------------------------------------------- ---------------------
---------------------------------------------- ----------------------- ------------------------- ---------------------
$500,000 or more but less than $1 million              2.00%                    2.04%                   1.60%
---------------------------------------------- ----------------------- ------------------------- ---------------------

Can You Reduce Class A Sales  Charges?  You may be eligible to buy Class A shares at reduced  sales charge rates under the Fund's "Right of  Accumulation"  or a Letter of Intent,  as described in "Reduced  Sales Charges" in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of
         Class A shares subject to a contingent deferred sales charge. The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to
         1.0% of the lesser of:

o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o        the original net asset value of the redeemed shares.

         The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the
         Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

     Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with
              the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.  The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B  SHARES?  Class B shares  are sold at net asset  value per  share  without  an  initial  sales charge.  However, if Class B shares are redeemed within 6 years of their purchase,  a contingent deferred sales charge will be deducted from the  redemption  proceeds.  The Class B contingent  deferred  sales charge is paid to compensate the  Distributor for its expenses of providing  distribution-related  services to the Fund in connection with the sale of Class B shares.

         The amount of the  contingent  deferred  sales  charge will depend on the number of years since you  invested and the dollar amount being redeemed,  according to the following  schedule for the Class B contingent  deferred sales charge holding period:

------------------------------------------------------------ ---------------------------------------------------------

                                                             Contingent Deferred Sales Charge on Redemptions in That
Years Since Beginning of Month in Which Purchase Order was   Year
Accepted                                                     (As % of Amount Subject to Charge)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
0 - 1                                                        5.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
1 - 2                                                        4.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
2 - 3                                                        3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
3 - 4                                                        3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
4 - 5                                                        2.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
5 - 6                                                        1.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
6 and following                                              None
------------------------------------------------------------ ---------------------------------------------------------

In the table,  a "year" is a 12-month  period.  In applying the contingent  deferred  sales charge,  all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic  Conversion of Class B Shares.  Class B shares  automatically  convert to Class A shares 72 months after you purchase them. This  conversion  feature  relieves Class B shareholders of the asset-based  sales charge that applies to Class B shares under the Class B Distribution  and Service Plan,  described  below. The conversion is based on the relative  net asset value of the two  classes,  and no sales load or other charge is imposed.
         When Class B shares  convert,  a prorated  portion of your Class B shares that were acquired by  reinvestment of dividends  and  distributions  on the  converted  shares will also convert to Class A shares.  For further information on the  conversion  feature and its tax  implications,  see "Class B Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C  SHARES?  Class C shares  are sold at net asset  value per  share  without  an  initial  sales charge.  However,  if Class C shares are redeemed  within 12 months of their  purchase,  a contingent  deferred  sales charge of 1.0% will be deducted from the  redemption  proceeds.  The Class C contingent  deferred sales charge is paid to compensate the  Distributor for its expenses of providing  distribution-related  services to the Fund in connection with the sale of Class C shares.

HOW CAN YOU BUY CLASS N SHARES?  As described above, Class N shares are offered only through retirement plans
(including IRAs and 403(b) plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or through retirement plans (not including IRAs and 403(b) plans) that have assets of $500,000 or more or 100 or more eligible participants. Non-retirement plan investors cannot buy Class N shares directly.
A contingent deferred sales charge of 1.0% will be imposed if:

o        The retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all
     Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed with 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or
o        With respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         Retirement plans that offer Class N shares may impose charges on plan participant accounts. The procedures for buying, selling, exchanging and transferring the Fund's  other classes of shares (other than the time those orders must be received by the Distributor or Transfer Agent in Colorado) and the special account features applicable to purchasers of those other classes of shares described elsewhere in this prospectus do not apply to
Class N shares offered through a group retirement plan. Instructions for purchasing, redeeming, exchanging or transferring Class N shares offered through a group retirement plan must be submitted by the plan, not by plan participants for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12B-1) PLANS.

Distribution  and Service Plan for Class A Shares.  The Fund has adopted a  Distribution  and Service Plan for Class A shares.  Under the plan the Fund currently pays an asset-based  sales charge to the  Distributor at an annual rate equal to 0.15% of average annual net assets  representing  Class A shares  purchased before September 1,
         1993,  and 0.10% of average  annual net assets  representing  Class A shares  purchased on or after that date
         (the Board of Trustees  can set this rate up to 0.25%).  The Fund also pays a service fee to the  Distributor of 0.25% of the  average  annual  net assets of Class A shares.  The  Distributor  currently  uses all of the service  fee  and  the  asset-based  sales  charge  to  pay  dealers,  brokers,  banks  and  other  financial institutions  quarterly for providing  personal  service and  maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B, Class C and Class N Shares.  The Fund has adopted Distribution and
         Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts.  Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares and the Fund pays the Distributor an annual asset-based sales charge of 0.25% on Class N shares. The
         Distributor also receives a service fee of 0.25% per year under each plan.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and increase
         Class N expenses by up to 0.50% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

         The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B, Class C or Class N shares.  The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer.  After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis. The Distributor retains the service fees of a accounts for which it renders the required personal services.

         The Distributor currently pays sales concessions of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional Information.
         The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional Information.
         The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class N shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class N shares is therefore 1.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional Information.
         The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK.  You can use our  AccountLink  feature to link your Fund account with an account at a U.S.  bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
o        transmit  funds  electronically  to purchase  shares by  telephone  (through a service  representative  or by
             PhoneLink) or automatically under Asset Builder Plans, or

o        have the Transfer Agent send redemption  proceeds or transmit  dividends and  distributions  directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase  shares by telephone  only after your account has been  established.  To purchase  shares in amounts up to $250,000  through a telephone  representative,  call the  Distributor  at  1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink  privileges should be requested on your Application or your dealer's  settlement  instructions if you buy your shares through a dealer.  After your account is established,  you can request  AccountLink  privileges by sending  signature-guaranteed  instructions  to  the  Transfer  Agent.  AccountLink  privileges  will  apply  to  each shareholder  listed in the registration on your account as well as to your dealer  representative of record unless and until the Transfer Agent receives written instructions  terminating or changing those privileges.  After you establish
AccountLink  for  your  account,  any  change  of bank  account  information  must  be  made  by  signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink  is the  OppenheimerFunds  automated  telephone  system that enables  shareholders  to perform a number of account transactions  automatically using a touch-tone phone.  PhoneLink may be used on  already-established
Fund accounts  after you obtain a Personal  Identification  Number  (PIN),  by calling the special  PhoneLink  number,
1.800.533.3310.

Purchasing  Shares.  You may purchase shares in amounts up to $100,000 by phone, by calling  1.800.533.3310.  You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.

Exchanging  Shares.  With  the  OppenheimerFunds  exchange  privilege,   described  below,  you  can  exchange  shares
         automatically  by phone  from  your  Fund  account  to  another  OppenheimerFunds  account  you have  already established by calling the special PhoneLink number.

Selling Shares.  You can redeem shares by telephone  automatically  by calling the PhoneLink  number and the Fund will send the proceeds  directly to your  AccountLink  bank account.  Please refer to "How to Sell Shares,"  below for details.

CAN YOU SUBMIT  TRANSACTION  REQUESTS BY FAX? You may send requests for certain types of account  transactions  to the
Transfer Agent by fax  (telecopier).  Please call  1.800.525.7048  for  information  about which  transactions  may be handled this way.  Transaction  requests  submitted by fax are subject to the same rules and  restrictions  as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS  INTERNET WEBSITE.  You can obtain  information  about the Fund, as well as your account balance,  on the OppenheimerFunds Internet website, at  HTTP://WWW.OPPENHEIMERFUNDS.COM.  Additionally,  shareholders listed in the
                                           -------------------------------
account  registration  (and the dealer of record) may request certain account  transactions  through a special section of that web site. To perform  account  transactions,  or obtain account  information  online,  you must first obtain a user I.D. and password on that website.  If you do not want to have Internet account  transaction  capability for your account,  please  call the  Transfer  Agent at  1.800.525.7048.  At  time,  the  website  may be  inaccessible  or its transaction features may be unavailable.

AUTOMATIC  WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares  automatically or exchange them to another  OppenheimerFunds  account on a regular basis.  Please call the Transfer Agent or consult the
Statement of Additional Information for details.

REINVESTMENT  PRIVILEGE.  If you redeem  some or all of your  Class A or Class B shares of the Fund,  you have up to 6 months to reinvest all or part of the  redemption  proceeds in Class A shares of the Fund or other  Oppenheimer  funds without  paying a sales  charge.  This  privilege  applies  only to Class A shares  that you  purchased  subject to an initial  sales charge and to Class A or Class B shares on which you paid a contingent  deferred  sales charge when you redeemed  them.  This  privilege  does  not  apply  to  Class  C and  Class  N  shares.  You  must  be sure to ask the
Distributor for this privilege when you send your payment.

RETIREMENT  PLANS.  You may buy shares of the Fund for your  retirement  plan account.  If you  participate  in a plan sponsored  by your  employer,  the plan  trustee  or  administrator  must buy the shares  for your plan  account.  The
Distributor also offers a number of different retirement plans that can be used by individuals and employers:

Individual Retirement Accounts (IRAs). These include regular IRAs, Roth IRAs, SIMPLE IRAs and rollover IRAs.
SEP-IRAs. These are Simplified Employee Pensions Plan IRAs for small business owners or self-employed individuals.
403(b)(7)  Custodial Plans. These are tax deferred plans for employees of eligible tax-exempt  organizations,  such as schools, hospitals and charitable organizations.
401(k) Plans. These are special retirement plans for businesses.
Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed individuals.
         Please call the Distributor for  OppenheimerFunds  retirement plan documents,  which include applications and important plan information.

How to Sell Shares

         You can sell  (redeem)  some or all of your shares on any regular  business  day. Your shares will be sold at the next net asset value  calculated  after your order is  received  in proper  form (which  means that it must comply with the  procedures  described  below) and is accepted by the Transfer  Agent.  The Fund lets you sell your shares by writing a letter  or by using  the  Fund's  checkwriting  privilege  or by  telephone.  You can also set up  Automatic
Withdrawal  Plans to redeem  shares on a regular  basis.  If you have  questions  about any of these  procedures,  and especially  if you are  redeeming  shares  in a  special  situation,  such as due to the  death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain  Requests  Require a Signature  Guarantee.  To protect you and the Fund from fraud,  the following  redemption requests must be in writing and must include a signature  guarantee  (although there may be other  situations that also require a signature guarantee):
o        You wish to redeem $100,000 or more and receive a check
o        The redemption check is not payable to all shareholders listed on the account statement
o        The redemption check is not sent to the address of record on your account statement
o        Shares are being transferred to a Fund account with a different owner or name
o        Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your  Signature  Guaranteed?  The  Transfer  Agent will accept a guarantee  of your  signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or by
o        a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a  corporation,  partnership  or other  business or as a fiduciary,  you must also include your title in the signature.

Retirement  Plan  Accounts.  There are  special  procedures  to sell  shares in an  OppenheimerFunds  retirement  plan account.  Call  the  Transfer  Agent  for  a  distribution  request  form.  Special  income  tax  withholding requirements  apply to  distributions  from retirement  plans.  You must submit a withholding  form with your redemption  request  to avoid  delay in  getting  your  money  and if you do not want tax  withheld.  If your employer  holds your  retirement  plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

Sending  Redemption  Proceeds by Wire.  While the Fund normally sends your money by check, you can arrange to have the proceeds  of the shares you sell sent by Federal  Funds wire to a bank  account you  designate.  It must be a commercial  bank that is a member of the Federal  Reserve wire system.  The minimum  redemption  you can have sent by wire is  $2,500.  There is a $10 fee for each  wire.  To find out how to set up this  feature on your account or to arrange a wire, call the Transfer Agent at 1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?   Write a letter of instructions that includes:
o        Your name
o        The Fund's name
o        Your Fund account number (from your account statement)
o        The dollar amount or number of shares to be redeemed
o        Any special payment instructions
o        Any share certificates for the shares you are selling
o        The signatures of all registered owners exactly as the account is registered, and
o        Any special  documents  requested by the Transfer Agent to assure proper  authorization  of the person asking to sell the shares.

----------------------------------------------------------------------------------------------------------------------

Use the following address for requests by mail:      Send courier or express mail requests to:

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
OppenheimerFunds Services                            OppenheimerFunds Services
----------------------------------------------------------------------------------------------------------------------

P.O. Box 5270                                                 10200 E. Girard Avenue, Building D
Denver, Colorado 80217-5270                          Denver, Colorado 80231

HOW DO YOU SELL  SHARES BY  TELEPHONE?  You and your  dealer  representative  of record  may also sell your  shares by telephone.  To receive the  redemption  price on a regular  business  day,  your call must be received by the Transfer
Agent by the close of The New York Stock  Exchange that day,  which is normally 4:00 P.M.,  but may be earlier on some days. You may not redeem shares held in an  OppenheimerFunds  retirement plan account or under a share  certificate by telephone.
         |_|      To redeem shares through a service representative, call 1.800.852.8457
         |_|      To redeem shares automatically on PhoneLink, call 1.800.533.3310
         Whichever  method you use,  you may have a check sent to the  address on the  account  statement,  or, if you have  linked  your Fund  account to your bank  account on  AccountLink,  you may have the  proceeds  sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?

Telephone  Redemptions  Paid by Check.  Up to $100,000  may be redeemed by telephone  in any 7-day  period.  The check must be  payable to all owners of record of the  shares  and must be sent to the  address  on the  account  statement.
This service is not available within 30 days of changing the address on an account.
Telephone  Redemptions  Through  AccountLink.  There are no dollar limits on telephone  redemption  proceeds sent to a bank account  designated  when you establish  AccountLink.  Normally the ACH transfer to your bank is initiated on the business day after the  redemption.  You do not receive  dividends  on the  proceeds of the shares you redeemed  while they are waiting to be transferred.

CAN YOU SELL SHARES  THROUGH YOUR  DEALER?  The  Distributor  has made  arrangements  to  repurchase  Fund shares from dealers  and brokers on behalf of their  customers.  Brokers or dealers  may charge for that  service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW DO CONTINGENT  DEFERRED SALES CHARGES AFFECT  REDEMPTIONS?  If you purchase  shares subject to a Class A, Class B,
Class C or Class N  contingent  deferred  sales charge and redeem any of those shares  during the  applicable  holding period for the class of shares,  the  contingent  deferred  sales  charge will be deducted  from  redemption  proceeds
(unless  you are  eligible  for a waiver of that sales  charge  based on the  categories  listed in  Appendix B to the
Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver).

         A  contingent  deferred  sales  charge  will be based on the  lesser of the net asset  value of the  redeemed shares at the time of redemption or the original net asset value.  A contingent  deferred  sales charge is not imposed on:
o        the amount of your  account  value  represented  by an increase in net asset value over the initial  purchase price,
o        shares purchased by the reinvestment of dividends or capital gains distributions, or

o        shares  redeemed  in the  special  circumstances  described  in  Appendix B to the  Statement  of  Additional

              Information

         To determine whether a contingent  deferred sales charge applies to a redemption,  the Fund redeems shares in the following order:
1.       shares acquired by reinvestment of dividends and capital gains distributions,
2.       shares held the holding period that applies to the class, and
3.       shares held the longest during the holding period.

         Contingent  deferred  sales charges are not charged when you exchange  shares of the Fund for shares of other
Oppenheimer  funds.  However,  if you exchange them within the  applicable  contingent  deferred  sales charge holding period,  the holding  period will carry over to the fund whose shares your acquire.  Similarly,  if you acquire shares of this Fund by exchanging  shares of another  Oppenheimer fund that are still subject to a contingent  deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

         Shares of the Fund may be exchanged for shares of certain  Oppenheimer  funds at net asset value per share at the time of  exchange,  without  sales  charge.  Shares of the Fund can be  purchased  by  exchange of shares of other
Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:
o        Shares of the fund selected for exchange must be available for sale in your state of residence.
o        The prospectuses of both funds must offer the exchange privilege.
o        You must  hold the  shares  you buy  when you  establish  your  account  for at least 7 days  before  you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
o        You must meet the minimum purchase requirements for the fund you purchase by exchange.
o        Before exchanging into a fund, you must obtain and read its prospectus.
         Shares of a  particular  class of the Fund may be  exchanged  only for  shares of the same class in the other
Oppenheimer  funds.  For  example,  you can  exchange  Class A shares of this Fund only for Class A shares of  another fund. In some cases,  sales  charges may be imposed on exchange  transactions.  For tax purposes,  exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other  fund,  which may result in a capital gain or loss.  Please refer to "How to Exchange Shares" in the Statement of Additional  Information for more details.

         You can find a list of  Oppenheimer  funds  currently  available for exchanges in the Statement of Additional
Information or obtain one by calling a service  representative  at  1.800.525.7048.  That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange  Requests.  Submit an  OppenheimerFunds  Exchange Request form,  signed by all owners of the account.
         Send it to the Transfer Agent at the address on the back cover.  Exchanges of shares held under  certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone  Exchange Requests.  Telephone  exchange requests may be made either by calling a service  representative at
         1.800.852.8457,  or  by  using  PhoneLink  for  automated  exchanges  by  calling  1.800.533.3310.  Telephone exchanges may be made only between  accounts that are  registered  with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:

o        Shares are normally  redeemed from one fund and purchased from the other fund in the exchange  transaction on the same regular  business day on which the Transfer  Agent  receives an exchange  request that conforms to the policies  described  above.  It must be received by the close of The New York Stock Exchange that day,  which is normally  4:00 P.M. but may be earlier on some days.  However,  either fund may delay the purchase of shares of the fund you are  exchanging  into up to seven days if it  determines  it would be disadvantaged by the same-day exchange.
         The  interests  of the  Fund's  long-term  shareholders  and its  ability to manage  its  investments  may be adversely  affected  when its shares are  repeatedly  bought and sold in response to  short-term  market fluctuations--also  known as "market  timing." When large dollar amounts are involved,  the Fund may have difficulty  implementing  long-term  investment  strategies,  because it cannot predict how much cash it will  have  to  invest.  Market  timing  also  may  force  the  Fund  to sell  portfolio  securities  at disadvantageous  times to raise the cash needed to buy a market  timer's Fund shares.  These factors may hurt the Fund's  performance and its  shareholders.  When the Manager  believes  frequent  trading would have a disruptive  effect on the Fund's ability to manage its investments,  the Manager and the Fund may reject  purchase  orders and  exchanges  into the Fund by any person,  group or account that the Manager believes to be a market timer.

o        The Fund may  amend,  suspend  or  terminate  the  exchange  privilege  at any time.  Although  the Fund will attempt to provide you notice  whenever it is  reasonably  able to do so, it may impose these changes at any time.
o        If the Transfer Agent cannot exchange all the shares you request because of a restriction  cited above,  only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More  information  about the Fund's  policies and  procedures  for  purchasing,  redeeming  and  exchanging  shares is contained in the Statement of Additional Information.

The  offering  of  shares  may be  suspended  during  any  period  in which the  determination  of net asset  value is suspended,  and the offering  may be suspended by the Board of Trustees at any time the Board  believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases,  redemptions or exchanges may be modified,  suspended or terminated by the Fund at any time.  If an account  has more then one owner,  the Fund and the  Transfer  Agent may rely on the  instructions  of any one owner.  The Fund will  provide  you notice  whenever it is required to do so by applicable law.  Telephone  privileges  apply to each owner of the account and the dealer  representative  of record for the account  unless the Transfer  Agent receives  cancellation  instructions  from an owner of the account.

The Transfer  Agent will record any  telephone  calls to verify data  concerning  transactions  and has adopted  other procedures  to confirm  that  telephone  instructions  are  genuine,  by  requiring  callers  to provide  tax identification  numbers and other  account data or by using PINs,  and by  confirming  such  transactions  in writing.  The Transfer Agent and the Fund will not be liable for losses or expenses  arising out of telephone instructions reasonably believed to be genuine.

Redemption  or transfer  requests  will not be honored  until the Transfer  Agent  receives all required  documents in proper form.  From time to time, the Transfer  Agent in its discretion may waive certain of the  requirements for redemptions stated in this Prospectus.

Dealers that can perform account  transactions for their clients by  participating in NETWORKING  through the National
         Securities  Clearing  Corporation are  responsible  for obtaining their clients'  permission to perform those transactions,  and are  responsible to their clients who are  shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The  redemption  price for  shares  will vary  from day to day  because  the  value of the  securities  in the  Fund's portfolio  fluctuates.  The redemption  price,  which is the net asset value per share,  will normally differ for each class of shares.  The redemption value of your shares may be more or less than their original cost.
Payment for  redeemed  shares  ordinarily  is made in cash.  It is  forwarded  by check or through  AccountLink  or by
         Federal  Funds wire (as elected by the  shareholder)  within  seven days after the  Transfer  Agent  receives redemption  instructions in proper form. However,  under unusual  circumstances  determined by the Securities and  Exchange  Commission,  payment may be delayed or  suspended.  For accounts  registered  in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The  Transfer  Agent may delay  forwarding  a check or  processing a payment via  AccountLink  for recently  purchased shares,  but only  until the  purchase  payment  has  cleared.  That delay may be as much as 10 days from the date the shares were  purchased.  That delay may be avoided if you purchase  shares by Federal  Funds wire or certified  check, or arrange with your bank to provide  telephone or written  assurance to the Transfer Agent that your purchase payment has cleared.

Involuntary  redemptions  of small  accounts  may be made by the Fund if the account  value has fallen  below $500 for reasons  other  than the fact  that the  market  value of  shares  has  dropped.  In some  cases  involuntary redemptions  may be made to repay  the  Distributor  for  losses  from  the  cancellation  of share  purchase orders.

Shares may be "redeemed in kind" under unusual  circumstances  (such as a lack of liquidity in the Fund's portfolio to meet  redemptions).  This means that the  redemption  proceeds will be paid with liquid  securities  from the
         Fund's portfolio.

"Backup  withholding"  of federal income tax may be applied against taxable  dividends,  distributions  and redemption proceeds  (including  exchanges) if you fail to furnish the Fund your correct,  certified  Social Security or
         Employer  Identification  Number when you sign your  application,  or if you under-report  your income to the
         Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through mailing expense.

         If you want to receive multiple copies of these materials, you may call the Transfer Agent at
         1.800.525.7048. You may also notify the Transfer Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS.  The Fund intends to declare  dividends  separately for each class of shares from net investment  income on an annual basis,  normally in December on a date selected by the Board of Trustees.  Dividends and distributions  paid on Class A shares will  generally be higher than  dividends  for Class B, Class C and Class N shares,  which  normally have higher  expenses  than Class A. The Fund has no fixed  dividend  rate and cannot  guarantee  that it will pay any dividends or distributions.

CAPITAL  GAINS.  The Fund may realize  capital  gains on the sale of  portfolio  securities.  If it does,  it may make distributions  out of any net  short-term  or  long-term  capital  gains in December  of each year.  The Fund may make supplemental  distributions  of dividends  and capital  gains  following  the end of its fiscal year.  There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING  DISTRIBUTIONS?  When you open your account,  specify on your  application  how you want to receive your dividends and distributions. You have four options:

Reinvest All  Distributions  in the Fund.  You can elect to reinvest all  dividends  and  distributions  in additional shares of the Fund.

Reinvest Dividends or Capital Gains Only. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gain distributions) in the Fund while receiving other distributions by check or having them sent to your bank account through AccountLink.

Receive  All  Distributions  in  Cash.  You  can  elect  to  receive  a check  for all  dividends  and  capital  gains distributions or have them sent to your bank through AccountLink.

Reinvest Your  Distributions  in Another  OppenheimerFunds  Account.  You can reinvest all  distributions  in the same class of shares of another OppenheimerFunds account you have established.

TAXES. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund. Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders. It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Distribution."  If you buy shares on or just before the ex-dividend date or just before the Fund declares a capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.

Remember,  There May be Taxes on  Transactions.  Because  the Fund's  share price  fluctuates,  you may have a capital gain or loss when you sell or exchange  your  shares.  A capital gain or loss is the  difference  between the price you paid for the shares and the price you  received  when you sold them.  Any  capital  gain is subject to capital gains tax.

Returns of Capital  Can Occur.  In certain  cases,  distributions  made by the Fund may be  considered  a  non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.
         This  information is only a summary of certain federal personal tax information  about your  investment.  You should consult with your tax adviser about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial  Highlights  Table is presented to help you understand the Fund's  financial  performance for the past 5 fiscal years.  Certain information  reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor  would have earned (or lost) on an investment in the Fund  (assuming  reinvestment of all dividends and  distributions).  The information for fiscal year 2000 and 2001 has been audited by KPMG LLP, the
Fund's independent auditors,  whose report, along with the Fund's financial  statements,  is included in the Statement of Additional  Information,  which is available on request.  Another  accounting  firm audited the information for the fiscal years prior to 2000.

FINANCIAL HIGHLIGHTS

   Class A Year Ended October 31,            2001         2000        1999         1998            1997
   ====================================================================================================

   Per Share Operating Data
   Net asset value, beginning of period  $  21.26     $  16.82    $  17.29     $  22.26     $     19.03
   ----------------------------------------------------------------------------------------------------
   Income (loss) from investment
    operations:
   Net investment loss                       (.23)        (.16)       (.10)        (.09)           (.07)
   Net realized and unrealized gain
    (loss)                                   (.47)        4.60         .18        (3.02)           5.66
                                         --------------------------------------------------------------
   Total income (loss) from
   investment operations                     (.70)        4.44         .08        (3.11)           5.59
   ----------------------------------------------------------------------------------------------------
   Dividends and/or distributions to
   shareholders:
   Distributions from net realized gain     (1.03)          --/1/     (.54)       (1.86)          (2.36)
   Distributions in excess of net
   realized gain                               --           --        (.01)          --              --
                                         --------------------------------------------------------------
   Total dividends and/or distributions
   to shareholders                          (1.03)          --        (.55)       (1.86)          (2.36)
   ----------------------------------------------------------------------------------------------------
   Net asset value, end of period        $  19.53     $  21.26    $  16.82     $  17.29     $     22.26
                                         ==============================================================

   ====================================================================================================
   Total Return, at Net Asset Value/2/      (3.02)%      26.40%       0.38%      (15.05)%         32.72%

   =====================================================================================================
   Ratios/Supplemental Data

   Net assets, end of period
    (in thousands)                       $172,395     $157,759    $151,059     $183,567     $   181,973
   ----------------------------------------------------------------------------------------------------
   Average net assets (in thousands)     $163,007     $147,952    $170,205     $201,952     $   131,503
   ----------------------------------------------------------------------------------------------------
   Ratios to average net assets:/3/
   Net investment loss                      (1.06)%      (0.95)%     (0.60)%      (0.42)%         (0.32)%
   Expenses                                  1.86%        1.90%       1.96%        1.80%/4/        1.78%/4/
   ----------------------------------------------------------------------------------------------------
   Portfolio turnover rate                    162%         166%         87%          65%             82%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

| OPPENHEIMER SMALL CAP VALUE FUND

Class B     Year Ended October 31,                                 2001      2000     1999      1998        1997
====================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                            $ 20.47   $ 16.28  $ 16.84   $ 21.83     $ 18.79
--------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                (.23)     (.33)    (.22)     (.12)       (.05)
Net realized and unrealized gain (loss)                            (.56)     4.52      .21     (3.01)       5.45

----------------------------------------------------
Total income (loss) from
investment operations                                              (.79)     4.19     (.01)    (3.13)       5.40
--------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                              (1.03)       --/1/  (.54)    (1.86)      (2.36)
Distributions in excess of net realized gain                         --        --     (.01)       --          --

----------------------------------------------------
Total dividends and/or distributions
to shareholders                                                   (1.03)       --     (.55)    (1.86)      (2.36)
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $ 18.65   $ 20.47  $ 16.28   $ 16.84     $ 21.83

====================================================
====================================================================================================================
Total Return, at Net Asset Value/2/                               (3.60)%   25.74%   (0.16)%  (15.47)%     32.05%

====================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                        $95,418   $83,859  $82,949   $98,041     $79,754
--------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                               $88,235   $79,526  $94,863   $97,818     $47,462
--------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment loss                                               (1.65)%   (1.48)%  (1.10)%   (0.92)%     (0.80)%
Expenses                                                           2.45%     2.44%    2.45%     2.31%/4/
2.27%/4/
--------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                             162%       66%      87%       65%         82%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

| OPPENHEIMER SMALL CAP VALUE FUND

FINANCIAL HIGHLIGHTS Continued

   Class C    Year Ended October 31,        2001      2000      1999      1998        1997
   ============================================================================================

   Per Share Operating Data
   Net asset value, beginning of period   $ 20.44   $ 16.25   $ 16.81   $ 21.79     $ 18.76
   --------------------------------------------------------------------------------------------
   Income (loss) from investment
     operations:
   Net investment loss                       (.19)     (.33)     (.25)     (.13)       (.08)
   Net realized and unrealized gain (loss)   (.60)     4.52       .24     (2.99)       5.47
                                          -----------------------------------------------------
   Total income (loss) from
     investment operations                   (.79)     4.19      (.01)    (3.12)       5.39
   --------------------------------------------------------------------------------------------
   Dividends and/or distributions to
     shareholders:
   Distributions from net realized gain     (1.03)       --/1/   (.54)    (1.86)      (2.36)
   Distributions in excess of net
     realized gain                             --        --      (.01)       --          --
                                          -----------------------------------------------------
   Total dividends and/or distributions
     to shareholders                        (1.03)       --      (.55)    (1.86)      (2.36)
   --------------------------------------------------------------------------------------------
   Net asset value, end of period         $ 18.62   $ 20.44   $ 16.25   $ 16.81     $ 21.79
                                          =====================================================
   ============================================================================================
   Total Return, at Net Asset Value/2/      (3.61)%   25.79%    (0.16)%  (15.45)%     32.05%

   ============================================================================================
   Ratios/Supplemental Data

   Net assets, end of period (in
     thousands)                           $26,604   $22,173   $20,959   $26,707     $24,512
   --------------------------------------------------------------------------------------------
   Average net assets (in thousands)      $24,134   $20,521   $24,964   $28,647     $17,401
   --------------------------------------------------------------------------------------------
   Ratios to average net assets:/3/
   Net investment loss                      (1.64)%   (1.49)%   (1.10)%   (0.92)%     (0.81)%
   Expenses                                  2.45%     2.44%     2.45%     2.31%/4/    2.28%/4/
   --------------------------------------------------------------------------------------------
   Portfolio turnover rate                    162%      166%       87%       65%         82%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

| OPPENHEIMER SMALL CAP VALUE FUND

                                                                  Period Ended
                                                                   October 31,
Class N                                                                2001/1/
================================================================================
Per Share Operating Data

Net asset value, beginning of period                                   $19.58
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                      (.04)
Net realized and unrealized gain (loss)                                  (.03)
                                                                   -------------
Total income (loss) from investment operations                           (.07)
--------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                                       --
Distributions in excess of net realized gain                               --
                                                                   -------------
Total dividends and/or distributions
to shareholders                                                            --
--------------------------------------------------------------------------------
Net asset value, end of period                                         $19.51
                                                                   =============

================================================================================
Total Return, at Net Asset Value/2/                                     (0.36)%

================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                               $  409
--------------------------------------------------------------------------------
Average net assets (in thousands)                                      $  106
--------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment loss                                                     (1.14)%
Expenses                                                                 2.01%
--------------------------------------------------------------------------------
Portfolio turnover rate                                                   162%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

| OPPENHEIMER SMALL CAP VALUE FUND

INFORMATION AND SERVICES

For More Information on Oppenheimer Small Cap Value Fund

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION.

This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS.

Additional information about the Fund's investments and performance is available in the Fund's Annual and
Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information

You can  request the  Statement  of  Additional  Information,  the Annual and  Semi-Annual  Reports,  the notice explaining the Fund's privacy policy and other information about the Fund or your account:

----------------------------------------------------------------------------------------------------------------
By Telephone:                                                 Call OppenheimerFunds Services toll-free:
                                                              1.800.525.7048
----------------------------------------------------------------------------------------------------------------
By Mail:                                                      Write to:
----------------------------------------------------------------------------------------------------------------
                                                              OppenheimerFunds Services
----------------------------------------------------------------------------------------------------------------
                                                              P.O. Box 5270
                                                              Denver, Colorado 80217-5270
----------------------------------------------------------------------------------------------------------------
On the Internet:                                              You  can  read  or  down-load   documents  on  the
                                                              OppenheimerFunds web site:
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                              HTTP://WWW.OPPENHEIMERFUNDS.COM
                                                              -------------------------------
----------------------------------------------------------------------------------------------------------------

You can also obtain copies of the Statement of Additional  Information  and other Fund  documents and reports by visiting the SEC's Public Information Room in Washington,  D.C. (Phone  1.202.942.8090) or the EDGAR database on the SEC's Internet web site at  HTTP://WWW.SEC.GOV.  Copies may be obtained  after payment of a duplicating  fee
                                ------------------
by  electronic  request at the SEC's  e-mail  address:  PUBLICINFO@SEC.GOV  or by  writing  to the SEC's  Public
                                                        ------------------
Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information  about the Fund or to make any  representations  about the
Fund other than what is  contained in this  Prospectus.  This  Prospectus  is not an offer to sell shares of the
Fund,  nor a  solicitation  of an  offer  to buy  shares  of the  Fund,  to any  person  in any  state  or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:
OppenheimerFunds Distributor, Inc.

The Fund's SEC File No. 811-5225
PR0251.001.0302 Printed on recycled paper.

                                              Appendix to Prospectus of

                                    Oppenheimer Small Cap Value Fund

         Graphic Material included in the Prospectus of Oppenheimer Quest Small Cap Fund (the "Fund") under the heading: "Annual Total Returns (Class A) (as of 12/31 each year)":

         A bar chart will be included in the Prospectus of the Fund depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for the past ten calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart.

Calendar

Year                                      Annual Total
Ended                                       Return
-----                                       ------
12/31/92                                    20.96%
12/31/93                                    18.21%
12/31/94                                    -0.29%
12/31/95                                    12.42%
12/31/96                                    19.30%
12/31/97                                    24.32%
12/31/98                                   -10.08%
12/31/99                                    -1.40%
12/31/00                                    16.44%
12/31/01                                    12.20%